UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona 85251

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2018, Benchmark Electronics, Inc. (the “Company”) entered into a $650 million credit agreement (the “New Credit Agreement”) by and among the Company, certain of its subsidiaries (the “Guarantors”), the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and a L/C Issuer. The New Credit Agreement is comprised of a five-year $500 million revolving credit facility (the “New Revolving Credit Facility”) and a five-year $150 million term loan facility (the “New Term Loan Facility”), both with a maturity date of July 20, 2023. A portion of the New Term Loan Facility proceeds were used to (i) refinance all indebtedness and terminate all commitments under the Existing Credit Agreement (as defined below) and (ii) pay the fees, costs and expenses associated with the foregoing and the negotiation, execution and delivery of the New Credit Agreement.

The New Credit Agreement replaced the Company’s existing $430 million credit agreement, dated as of November 12, 2015, by and among the Company, certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Existing Credit Agreement”), which was terminated without penalty as of July 20, 2018 but otherwise would have expired on November 12, 2020.

The New Revolving Credit Facility is available for general corporate purposes. The New Credit Agreement includes an accordion feature pursuant to which the Company is permitted to add one or more incremental term loan and/or increase commitments under the New Revolving Credit Facility in an aggregate amount not exceeding $275 million, subject to the satisfaction of certain conditions.

The New Term Loan Facility is subject to quarterly amortization of principal (in equal installments) equal to 1.25% of the initial aggregate term loan advances to be payable quarterly commencing June 30, 2019 until the maturity of the New Term Loan Facility.

Interest on outstanding borrowings under the New Credit Agreement (other than swingline loans) accrues, at the Company’s option, at (a) the London Interbank Offered Rate (“LIBOR”) plus the Applicable Margin (as defined in the attachment, approximately 1.25% to 2.00% per annum depending on various factors) or (b) for U.S. Dollar denominated loans, the base rate (which is the highest of (i) the federal funds rate plus 0.50%, (ii) the Bank of America, N.A. prime rate and (iii) the one month LIBOR adjusted daily plus 1.00%) plus the Applicable Margin. Swingline loans will bear interest at the base rate plus the Applicable Margin for base rate loans under the New Revolving Facility.

The New Credit Agreement is generally secured by a pledge of (a) all the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of its directly owned foreign subsidiaries, (b) all of the present and future personal property and assets of the Company and the Guarantors (including, but not limited to, accounts receivable, inventory, intellectual property and fixed assets of the Company and the Guarantors), in each case, subject to customary exceptions and limitations, and (c) all proceeds and products of the property and assets described in clauses (a) and (b) above.

The New Credit Agreement contains certain financial covenants, including the general requirement to maintain a Minimum Consolidated Interest Coverage Ratio (consolidated EBITDA/cash interest expense) as of the last day of any fiscal quarter of at least 3.50x and a Maximum Consolidated Leverage Ratio (total indebtedness/consolidated EBITDA) as of the last day of any fiscal quarter of less than 3.0x, subject to certain exceptions. The New Credit Agreement also contains certain customary affirmative and negative covenants, including restrictions on our ability to incur additional debt and liens, pay dividends, repurchase shares, sell assets and merge or consolidate with other persons. Amounts due under the New Credit Agreement may be accelerated upon customary specified events of default, subject, in some cases, to cure periods.

Certain of the lenders and the agents under the New Credit Agreement, or their respective affiliates or subsidiaries, have provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other services to the Company or its affiliates or subsidiaries, for which these parties have received, and may in the future receive, customary compensation from the Company or its affiliates or subsidiaries for the provision of these services.

The foregoing summary of the terms and conditions of the New Credit Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Existing Credit Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the New Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 20, 2018, the Company amended the terms of its existing trade accounts receivable sale program to, among other things, increase the maximum amount of specific accounts receivable that the Company may elect to sell, at any one time, from $40 million to $80 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated July 20, 2018, by and among Benchmark Electronics, Inc., certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and a L/C Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date: July 23, 2018	By:	/s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Chief Financial Officer